SCHEDULE 14A INFORMATION

                        Proxy Statement Pursuant to Section 14(a)
                          of the Securities Exchange Act of 1934

|X| Filed by the Registrant |_| Filed by a Party other than the Registrant Check the appropriate box:

|_|     Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|     Definitive Proxy Statement
|_|     Definitive Additional Materials

|X|     Soliciting Material Pursuant to Rule Rule 14(a)-12

                        First Commerce Bancshares, Inc.
                (Name of Registrant as Specified in Its Charter)

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February 2000



TO OUR FRIENDS AND CUSTOMERS:

The merger of First Commerce Bancshares, Inc., including National Bank of Commerce, with Wells Fargo/Norwest was recently announced. We expect the merger to occur this fall after shareholder approval is obtained and regulatory steps are completed.

This is an emotional but exciting time for all of us associated with NBC and our related companies. We are proud of the role we have played in building a great organization that is widely recognized for its great people and their service to customers.

Combining  our  local  strengths  with  the  world-class   leadership  of  Wells
Fargo/Norwest makes this a very strategic partnership that will enable us to serve you well in the future. Norwest already has a strong presence in Lincoln and Nebraska. We welcome the advantages our merger will bring to our customers: interactive websites accessible through the Internet from your PC at home or at work; a national ATM network; and a broader array of products and services. Wells also recognizes that great people are key to success and invests heavily in developing, rewarding and retaining excellent team members.

The three strengths that have set NBC apart - great employees, outstanding customer service and local community support - are values shared by Wells Fargo/Norwest. This will be a merger that works because Wells is very sensitive to managing mergers so that customer support and service are maintained.

I am pleased to announce that three of my closest associates have agreed to join me on the new management team. Jo Kinsey, Mark Hansen and Stuart Bartruff each are experienced bankers with over 20 years experience with our company. I have great confidence in this team to lead our organization through the transition and continue providing the level of service you expect from us.

To our customers, we would like to say THANK YOU for entrusting your financial needs to our care. We pledge to you our ongoing efforts to provide great service and commit ourselves to continuing to earn and maintain your confidence.

Sincerely,



Brad Korell
President

We urge shareholders of First Commerce and other investors to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 to be filed with the SEC in connection with the proposed merger because it will contain important information. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC's web site (www.sec.gov) and from First Commerce's and Wells Fargo's respective corporate secretaries. In addition, the identity of the people who, under SEC rules, may be considered participants in the solicitation of First Commerce's shareholders in connection with the proposed merger, and a description of their interests, is available in SEC filings under Schedule 14A made by First Commerce on February 2, 2000. .